Exhibit 99.1

NEWS RELEASE
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT USA
P 860.243.7100 www.kaman.com

KAMAN REPORTS 2016 FOURTH QUARTER AND FULL YEAR RESULTS

Board of Directors Increases Quarterly Cash Dividend by 11% to $0.20 Per Share

Fourth Quarter and Full Year Highlights:

•	Q4 GAAP Diluted Earnings per Share of $0.53; Adjusted Diluted Earnings per Share* of $0.56

•	Consolidated Gross Margin of 31.3% for the quarter, a 310 bps increase over the prior year

•	Net Earnings of $15.1 million for the quarter; Adjusted EBITDA* of $37.9 million

•	Year-to-Date Cash Flows from Operations of $107.7 million; Free Cash Flow* of $77.9 million

BLOOMFIELD, Conn. (February 28, 2017) - Kaman Corp. (NYSE:KAMN) today reported financial results for the fourth fiscal quarter and full year ended December 31, 2016.

Table 1. Summary of Financial Results (unaudited)
In thousands except per share amounts	For the Three Months Ended
	December 31, 2016	December 31, 2015	Change
Net sales:
Distribution	$257,218	$265,706	$(8,488)
Aerospace	175,844	186,571	(10,727)
Net sales	$433,062	$452,277	$(19,215)

Operating income:
Distribution	$5,711	$6,652	$(941)
% of sales	2.2%	2.5%	(0.3)%
Aerospace	33,631	31,553	2,078
% of sales	19.1%	16.9%	2.2%
Net gain (loss) on sale of assets	(1)	(87)	86
Corporate expense	(12,677)	(16,143)	3,466
Operating income	$26,664	$21,975	$4,689

Adjusted EBITDA*:
Net earnings	$15,127	$8,774	$6,353
Adjustments	22,734	23,121	(387)
Adjusted EBITDA*	$37,861	$31,895	$5,966
% of sales	8.7%	7.1%	1.6%

Earnings per share:
Diluted earnings per share	$0.53	$0.32	$0.21
Adjustments	0.03	0.37	(0.34)
Adjusted Diluted Earnings per Share*	$0.56	$0.69	$(0.13)

Neal J. Keating, Chairman, President and Chief Executive Officer, commented, “In the fourth quarter of 2016, we continued to execute on our key strategic initiatives to position Kaman for profitable growth. Against a challenging macroeconomic backdrop in certain of our end markets, we are successfully executing on our productivity and realignment programs to enhance margins and consistently deliver improved financial performance. As a key highlight, we are pleased to report gross margin of 31.3% for the quarter, a 310 bps increase over the fourth quarter of 2015 and a 140 bps increase over the third quarter of 2016, primarily driven by improvements at Distribution. Demonstrating our focus on driving meaningful cash flow generation, 2016 was the third consecutive year in which Free Cash Flows* were greater than 130% of our Net Earnings.

Sales in our Distribution segment continued to be impacted by ongoing weakness in our end markets resulting in a 3.2% decrease as compared to the same period last year. Organic Sales per Sales Day* decreased 4.9% for the fourth quarter when compared to the same period last year and declined 3.0% sequentially.

Distribution operating margins in the quarter were 2.2%, a decrease of 30 bps compared to the same period last year. Importantly, this decrease includes the costs associated with the deployment of productivity initiatives designed to expand operating margins, which totaled $4.6 million for the fourth quarter and $12.6 million for the full year 2016. Excluding these costs, Distribution operating margins increased despite lower daily sales levels, which we believe underscores the merits of the actions we are taking. We expect to fully realize the benefits of our productivity initiatives, with significantly lower deployment costs, beginning in 2017.

Our Aerospace segment performed largely in line with our expectations. Sales declined modestly in the fourth quarter; however, sales for the full year increased 17.5%, or 6.9% organically, when compared to the prior year. Strong demand for our missile and bomb fuze products drove organic growth while our bearings products delivered another solid performance throughout 2016. Looking ahead, we will continue to pursue new business opportunities for our fuze products in international markets, where demand remains robust. Aerospace operating margins increased 220 bps when compared to the fourth quarter of the prior year due to improved performance on our structures programs and the contribution from our bearings products.

Prudent, value enhancing acquisitions that strengthen our technology leadership and expand the scope of our product offering remain a core element of our growth strategy, and we are pleased to report positive performance for our most recent additions. Our acquisitions of EXTEX and GRW continue to perform above expectations and made significant top line contributions while being accretive to earnings per share for the fourth quarter and the full year."

Chief Financial Officer, Robert D. Starr, commented, "In 2016 we delivered strong operating performance and continue to position Kaman for future growth. During the year, we invested $30 million in our operations through the purchase of property plant and equipment, repaid over $20 million in debt, reducing our Debt to Capitalization* ratio by 240 bps to 42.3%, and increased our cash on hand by $25 million. Our robust financial position continues to provide us flexibility to deploy capital to drive value for shareholders, and in 2016, we returned approximately $33 million of cash to shareholders through our stock repurchase program and dividend payments.

Turning to our 2017 outlook, we expect Aerospace to drive a significant portion of our top line growth, despite continued pricing pressures. We anticipate Aerospace sales increasing in the range of 3.0% to 8.0%, with operating margin in the range of 16.5% to 17.0%. Full year 2017 Aerospace performance is dependent on a number of factors, including the receipt of governmental approvals for direct commercial sales of the JPF to foreign militaries, additional K-MAX orders and continued improvement in the performance of our metallic and composite structures programs.

At Distribution, we expect that 2017 sales levels will range from a decrease of 1.0% at the low end of our range to an increase of 4.0% at the high end, with operating margins in the range of 4.9% to 5.3%. In 2017 we are focused on a return to organic sales growth and are taking necessary actions to achieve this objective, while maintaining disciplined cost control across the segment. Additionally, we expect to more fully realize the benefits of the productivity initiatives we implemented last year as we expect the associated costs to decrease significantly. We are pleased with the meaningful benefit these initiatives have delivered to date and are confident in our ability to achieve further operating margin improvement at Distribution in 2017.

To provide insight into the cadence of earnings for the year, we anticipate a significant portion of our expected earnings will be weighted toward the second half of the year, with first quarter earnings representing less than 10% of our full year earnings. As we move through 2017, we expect earnings to increase sequentially with approximately 50% of our full year earnings occurring in the fourth quarter of 2017 as we anticipate a ramp-up of deliveries for the JPF and our bearings products throughout the year. As previously noted, the delay in receipt of U.S. Government approvals shifted JPF DCS deliveries out of 2016 and into 2017. Further impacting the earnings cadence, we expect that our JPF production capacity for the first nine months of the year will be largely utilized to fulfill our USG contract delivery requirements for 2017. Accordingly, we now anticipate that our higher margin JPF DCS deliveries will mostly occur during the fourth quarter of 2017.

We expect cash flow performance to remain strong in 2017, with cash flows from operations in the range of $105 million to $135 million and Free Cash Flow* in the range of $70 million to $100 million. Given our stable and consistent cash flow generation of the last several years and the expected growth in 2017, we are pleased to announce an 11% increase in our quarterly dividend to $0.20 per share. Kaman has paid a dividend for forty-seven consecutive years, and when combined with our stock repurchase program, underscores our commitment to returning a significant amount of cash to our shareholders."

2017 Outlook

Our 2017 outlook is as follows:

•	Distribution:

◦	Sales of $1,100.0 million to $1,150.0 million

◦	Operating margins of 4.9% to 5.3%

◦	Depreciation and amortization expense of $16.0 million

•	Aerospace:

◦	Sales of $720.0 million to $760.0 million

◦	Operating margins of 16.5% to 17.0%

◦	Depreciation and amortization expense of $23.0 million

•	Interest expense of approximately $16.0 million

•	Corporate expenses of approximately $55.0 million

•	Estimated annualized tax rate of approximately 34.5%

•	Consolidated depreciation and amortization expense of approximately $45.0 million

•	Capital expenditures of approximately $35.0 million

•	Cash flows from operations in the range of $105.0 million to $135.0 million; Free Cash Flow* in the range of $70.0 million to $100.0 million

•	Weighted average diluted shares outstanding of 28.5 million

Dividend Increase

The Kaman Corporation board of directors has declared a regular quarterly dividend of 20 cents per common share, representing an 11% increase, which will be paid on April 6, 2017 to shareholders of record on March 21, 2017.

Please see the MD&A section of the Company's SEC Form 10-K filed concurrent with the issuance of this release for greater detail on our results and various company programs.

A conference call has been scheduled for tomorrow, March 1, 2017, at 8:30 AM ET. Listeners may access the call live by telephone at (844) 473-0975 and from outside the U.S. at (562) 350-0826 using the Conference ID: 34153129; or, via the Internet at www.kaman.com. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 using the Conference ID: 34153129. In its discussion, management may reference certain non-GAAP financial measures related to company performance. A reconciliation of that information to the most directly comparable GAAP measures is provided in this release.

About Kaman Corporation
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut conducts business in the aerospace and industrial distribution markets.  The company produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of  our SH-2G Super Seasprite maritime helicopters; manufacture and support of our K-MAX® manned and unmanned medium-to-heavy lift helicopters; and engineering design, analysis and certification services.  The company is a leading distributor of industrial parts, and operates approximately 240 customer service centers and five distribution centers across the U.S. and Puerto Rico. Kaman offers more than four million items including bearings, mechanical power transmission, electrical, material handling, motion control, fluid power, automation and MRO supplies to customers in virtually every industry.  Additionally, Kaman provides engineering, design and support for automation, electrical, linear, hydraulic and pneumatic systems as well as belting and rubber fabrication, customized mechanical services, hose assemblies, repair, fluid analysis and motor management. More information is available at www.kaman.com.

Table 2. Summary of Segment Information (in thousands) (unaudited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net sales:
Distribution	$257,218	$265,706	$1,106,322	$1,177,539
Aerospace	175,844	186,571	702,054	597,586
Net sales	$433,062	$452,277	$1,808,376	$1,775,125

Operating income:
Distribution	$5,711	$6,652	$41,859	$49,441
Aerospace	33,631	31,553	115,005	110,328
Net gain (loss) on sale of assets	(1)	(87)	(11)	328
Corporate expense	(12,677)	(16,143)	(50,930)	(55,578)
Operating income	$26,664	$21,975	$105,923	$104,519

Table 3. Depreciation and Amortization by Segment (in thousands) (unaudited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Depreciation and Amortization:
Distribution
Depreciation	$2,060	$2,044	$8,319	$8,277
Amortization	1,920	1,983	7,788	8,091
Total	$3,980	$4,027	$16,107	$16,368
Aerospace
Depreciation	$3,936	$3,209	$15,497	$12,294
Amortization	1,952	1,399	8,087	3,981
Total	$5,888	$4,608	$23,584	$16,275
Corporate
Depreciation	$942	$905	$3,703	$3,538
Amortization	387	380	1,535	1,548
Total	$1,329	$1,285	$5,238	$5,086

Consolidated Total	$11,197	$9,920	$44,929	$37,729

Non-GAAP Measures Disclosure

Management believes that the Non-GAAP (Generally Accepted Accounting Principles) financial measures indicated by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the Non-GAAP measures used in this report and other disclosures as follows:

Organic Sales - Organic Sales is defined as "Net Sales" less sales derived from acquisitions completed during the preceding twelve months. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, which can obscure underlying trends. We also believe that presenting Organic Sales separately for our segments provides management and investors with useful information about the trends impacting our segments and enables a more direct comparison to other businesses and companies in similar industries. Management recognizes that the term "Organic Sales" may be interpreted differently by other companies and under different circumstances. No other adjustments were made during the three-month and twelve-month fiscal periods ended December 31, 2016 and December 31, 2015. The following table illustrates the calculation of Organic Sales using the GAAP measure, "Net Sales".

Table 4. Organic Sales (in thousands) (unaudited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Distribution
Net sales	$257,218	$265,706	$1,106,322	$1,177,539
Less: Acquisition Sales	490	4,905	5,171	52,798
Organic Sales	$256,728	$260,801	$1,101,151	$1,124,741
Aerospace
Net sales	$175,844	$186,571	$702,054	$597,586
Less: Acquisition Sales	10,065	7,297	63,483	7,297
Organic Sales	$165,779	$179,274	$638,571	$590,289
Consolidated
Net sales	$433,062	$452,277	$1,808,376	$1,775,125
Less: Acquisition Sales	10,555	12,202	68,654	60,095
Organic Sales	$422,507	$440,075	$1,739,722	$1,715,030

Organic Sales per Sales Day - Organic Sales per Sales Day is defined as GAAP "Net sales of the Distribution segment" less sales derived from acquisitions completed during the preceding twelve months divided by the number of Sales Days in a given period. Sales days ("Sales Days") are the days that the Distribution segment's branch locations were open for business and exclude weekends and holidays. Management believes Organic Sales per Sales Day provides an important perspective on how net sales may be impacted by the number of days the segment is open for business and provides a basis for comparing periods in which the number of Sales Days differs.

The following table illustrates the calculation of Organic Sales per Sales Day using “Net sales: Distribution” from the “Segment and Geographic Information” footnote in the “Notes to Condensed Consolidated Financial Statements” included in the Company's Form 10-K filed with the Securities and Exchange Commission on February 28, 2017. Sales from acquisitions are classified as organic beginning with the thirteenth month following the acquisition. Prior period information is adjusted to reflect acquisition sales for that period as organic sales when calculating the change in Organic Sales per Sales Day.

Table 5. Distribution - Organic Sales Per Sales Day (in thousands, except days) (unaudited)
		For the Three Months Ended		For the Twelve Months Ended
		December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Current period
Net sales from continuing operations		$257,218	$265,706	$1,106,322	$1,177,539
Acquisition sales		490	4,905	5,171	52,798
Organic sales		$256,728	$260,801	$1,101,151	$1,124,741
Sales Days		61	60	253	253
Organic Sales per Sales Day for the current period	a	$4,209	$4,347	$4,352	$4,446

Prior period
Net sales from the prior year		$265,706	$302,687	$1,177,539	$1,161,992
Sales Days from the prior year		60	64	253	253
Sales per Sales Day from the prior year	b	$4,428	$4,729	$4,654	$4,593

% change	(a-b)÷b	(4.9)%	(8.1)%	(6.5)%	(3.2)%

Table 6. Distribution - Sales Days
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Distribution Sales Days
2017 Sales Days by quarter	64	64	62	62
2016 Sales Days by quarter	65	64	63	61
2015 Sales Days by quarter	66	63	64	60

Adjusted EBITDA - Adjusted EBITDA is defined as net earnings before interest, taxes, other expense (income), net, and depreciation and amortization. Adjusted EBITDA differs from net earnings, as calculated in accordance with GAAP, in that it excludes interest expense, net, income tax expense, depreciation and amortization and other expense, net. We have made numerous investments in our business, such as acquisitions and capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and new ERP systems, which we have adjusted for in Adjusted EBITDA. Adjusted EBITDA also does not give effect to cash used for debt service requirements and thus does not reflect funds available for distributions, reinvestments or other discretionary uses. Management believes Adjusted EBITDA provides an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because it provides a view of our operations that excludes items that management believes are not reflective of operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other Expense, net. Adjusted EBITDA is not presented as an alternative measure of operating performance, as determined in accordance with GAAP. No other adjustments were made during the three-month and twelve-month fiscal periods ended December 31, 2016 and December 31, 2015. The following table illustrates the calculation of Adjusted EBITDA using GAAP measures, "Net Earnings", "Interest Expense, net", "Income Tax Expense", "Depreciation and Amortization" and "Other Expense, net".

Table 7. Adjusted EBITDA (in thousands) (unaudited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Adjusted EBITDA
Consolidated Results
Sales	$433,062	$452,277	$1,808,376	$1,775,125

Net earnings	$15,127	$8,774	$58,854	$60,438

Interest expense, net	$3,787	$3,387	$15,747	$13,144
Income tax expense	7,521	6,548	30,850	27,551
Other expense, net	229	3,266	472	3,386
Depreciation and amortization	11,197	9,920	44,929	37,729
Adjustments	$22,734	$23,121	$91,998	$81,810

Adjusted EBITDA	$37,861	$31,895	$150,852	$142,248
Adjusted EBITDA margin	8.7%	7.1%	8.3%	8.0%

Free Cash Flow - Free Cash Flow is defined as GAAP “Net cash provided by (used in) operating activities” in a period less “Expenditures for property, plant & equipment” in the same period. Management believes Free Cash Flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions, as it may exclude certain mandatory expenditures such as repayment of maturing debt and other contractual obligations. Management uses Free Cash Flow internally to assess overall liquidity. The following table illustrates the calculation of Free Cash Flow using “Net cash provided by operating activities” and “Expenditures for property, plant & equipment”, GAAP measures from the Condensed Consolidated Statements of Cash Flows included in this release.

Table 8. Free Cash Flow (in thousands) (unaudited)
	For the Twelve Months Ended	For the Nine Months Ended	For the Three Months Ended
	December 31, 2016	September 30, 2016	December 31, 2016
Net cash provided by operating activities	$107,707	$70,016	$37,691
Expenditures for property, plant & equipment	(29,777)	(23,926)	(5,851)
Free Cash Flow	$77,930	$46,090	$31,840

Table 9. Free Cash Flow - 2017 Outlook (in millions)	2017 Outlook
Free Cash Flow:
Net cash provided by operating activities	$105.0	to	$135.0
Less: Expenditures for property, plant and equipment	(35.0)	to	(35.0)
Free Cash Flow	$70.0	to	$100.0

Debt to Capitalization Ratio - Debt to Capitalization Ratio is calculated by dividing debt by capitalization. Debt is defined as GAAP “Current portion of long-term debt” plus “Long-term debt, excluding current portion”. Capitalization is defined as Debt plus GAAP “Total shareholders' equity” and "Temporary equity". Management believes that Debt to Capitalization Ratio is a measurement of financial leverage and provides an insight into the financial structure of the Company and its financial strength. The following table illustrates the calculation of Debt to Capitalization Ratio using GAAP measures from the Condensed Consolidated Balance Sheets included in this release.

Table 10. Debt to Capitalization Ratio (in thousands) (unaudited)
	December 31, 2016	December 31, 2015
Current portion of long-term debt	$119,548	$5,000
Long-term debt, excluding current portion	296,598	434,227
Debt	$416,146	$439,227
Temporary equity, convertible notes	1,797	—
Total shareholders' equity	565,787	543,077
Capitalization	$983,730	$982,304
Debt to Capitalization Ratio	42.3%	44.7%

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share - Adjusted Net Earnings and Adjusted Diluted Earnings per Share are defined as GAAP "Net earnings" and "Diluted earnings per share", less items that are not indicative of the operating performance of the business for the periods presented. These items are included in the reconciliation below. Management uses Adjusted Net Earnings and Adjusted Diluted Earnings per Share to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Adjusted Net Earnings and Adjusted Diluted Earnings per Share using “Net earnings” and “Diluted earnings per share” from the “Condensed Consolidated Statements of Operations” included in the Company's Form 10-K filed with the Securities and Exchange Commission on February 28, 2017.

Table 11. Adjusted Net Earnings and Adjusted Diluted Earnings per Share
(In thousands except per share amounts) (unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Adjustments to Net Earnings, pre tax
Acquisition transaction and integration costs	$295	$3,743	$5,145	$4,180
CAS 413 Pension Closeout	333	—	333	—
Acquisition inventory cost	—	508	—	508
Aerospace resolution of claims	—	4,000	—	4,000
Recognition of tax benefit from tax law changes	—	2,113	—	(2,289)
Foreign currency transactions expenses associated with purchase of GRW	—	3,002	—	3,002
Restructuring and severance costs at Distribution	341	1,496	1,032	2,344
Adjustments, pre tax	$969	$14,862	$6,510	$11,745

Tax Effect of Adjustments to Net Earnings

Acquisition transaction and integration costs	$103	$1,310	$1,801	$1,463
CAS 413 Pension Closeout	117	—	117	—
Acquisition inventory cost	—	178	—	178
Aerospace resolution of claims	—	1,400	—	1,400
Recognition of tax benefit from tax law changes	—	—	—	—
Foreign currency transactions expenses associated with purchase of GRW	—	1,057	—	1,057
Restructuring and severance costs at Distribution	119	524	361	779
Tax effect of Adjustments	$339	$4,469	$2,279	$4,877

Adjustments to Net Earnings, net of tax
GAAP Net earnings, as reported	$15,127	$8,774	$58,854	$60,438
Acquisition transaction and integration costs	192	2,433	3,344	2,717
CAS 413 Pension Closeout	216	—	216	—
Acquisition inventory cost	—	330	—	330
Aerospace resolution of claims	—	2,600	—	2,600
Recognition of tax benefit from tax law changes	—	2,113	—	(2,289)
Foreign currency transactions expenses associated with purchase of GRW	—	1,945	—	1,945
Restructuring and severance costs at Distribution	222	972	671	1,565
Adjusted Net Earnings	$15,757	$19,167	$63,085	$67,306

Calculation of Adjusted Diluted Earnings per Share
GAAP diluted earnings per share	$0.53	$0.32	$2.10	$2.17
Acquisition transaction and integration costs	0.01	0.09	0.12	0.10
CAS 413 Pension Closeout	0.01	—	0.01	—
Acquisition inventory cost	—	0.01	—	0.01
Aerospace resolution of claims	—	0.09	—	0.09
Recognition of tax benefit from tax law changes	—	0.08	—	(0.08)
Foreign currency transactions expenses associated with purchase of GRW	—	0.07	—	0.07
Restructuring and severance costs at Distribution	0.01	0.03	0.02	0.06
Adjusted Diluted Earnings per Share	$0.56	$0.69	$2.25	$2.42

Diluted weighted average shares outstanding	28,460	27,725	28,072	27,868

Adjusted Net Sales and Adjusted Operating Income - Adjusted Net Sales is defined as net sales, less items not indicative of normal sales, such as revenue recorded related to the settlement of claims. Adjusted Operating Income is defined as operating income, less items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. These items are included in the reconciliation below. Management uses Adjusted Net Sales and Adjusted Operating Income to evaluate performance period over period, to analyze underlying trends in our segments and corporate function and to assess their performance relative to their competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Adjusted Operating Income using information found in Note 19, Segment and Geographic Information, to the Condensed Consolidated Financial Statements included in the Company's Form 10-K filed with the Securities and Exchange Commission on February 28, 2017.

Table 12. Adjusted Net Sales and Adjusted Operating Income
(In thousands) (unaudited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
DISTRIBUTION SEGMENT OPERATING INCOME:
Net Sales	$257,218	$265,706	$1,106,322	$1,177,539
GAAP Operating income - Distribution segment	$5,711	$6,652	$41,859	$49,441
% of GAAP net sales	2.2%	2.5%	3.8%	4.2%
Restructuring and severance costs at Distribution	341	1,496	1,032	2,344
Adjusted Operating Income - Distribution segment	$6,052	$8,148	$42,891	$51,785
% of net sales	2.4%	3.1%	3.9%	4.4%

AEROSPACE SEGMENT OPERATING INCOME:
Net Sales	$175,844	$186,571	$702,054	$597,586
Less: Settlement of Bell Matter	—	—	4,300	—
Adjusted Net Sales	$175,844	$186,571	$697,754	$597,586
GAAP Operating income - Aerospace segment	$33,631	$31,553	$115,005	$110,328
% of GAAP net sales	19.1%	16.9%	16.4%	18.5%
Acquisition inventory step-up	—	508	—	508
Acquisition transaction and integration costs	295	198	5,145	198
Resolution of Aerospace contract claims	—	4,000	—	4,000
Adjusted Operating Income - Aerospace segment	$33,926	$36,259	$120,150	$115,034
% of net sales	19.3%	19.4%	17.1%	19.2%
% of adjusted net sales	19.3%	19.4%	17.2%	19.2%

CORPORATE EXPENSE:
Corporate Expense	$(12,677)	$(16,143)	$(50,930)	$(55,578)
Acquisition costs for GRW and EXTEX	—	3,545	—	3,982
CAS 413 Pension Closeout	333	—	333	—
Non-GAAP Adjusted Corporate Expense	$(12,344)	$(12,598)	$(50,597)	$(51,596)

CONSOLIDATED OPERATING INCOME:
Net Sales	$433,062	$452,277	$1,808,376	$1,775,125
Less: Settlement of Bell Matter	—	—	4,300	—
Adjusted Net Sales	$433,062	$452,277	$1,804,076	$1,775,125
GAAP - Operating income	$26,664	$21,975	$105,923	$104,519
% of GAAP net sales	6.2%	4.9%	5.9%	5.9%
Acquisition inventory step-up	—	508	—	508
CAS 413 Pension Closeout	333	—	333	—
Acquisition transaction and integration costs	295	3,743	5,145	4,180
Restructuring and severance costs at Distribution	341	1,496	1,032	2,344
Resolution of Aerospace contract claims	—	4,000	—	4,000
Adjusted Operating Income	$27,633	$31,722	$112,433	$115,551
% of net sales	6.4%	7.0%	6.2%	6.5%
% of adjusted net sales	6.4%	7.0%	6.2%	6.5%

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (ii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (iii) changes in geopolitical conditions in countries where the Company does or intends to do business; (iv) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (v) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (vi) the successful resolution of government inquiries or investigations relating to our businesses and programs; (vii) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (viii) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (ix) the receipt and successful execution of production orders under the Company's existing U.S. government JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (x) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investment in the restart of the K-MAX® production line; (xi) the accuracy of current cost estimates associated with environmental remediation activities; (xii) the profitable integration of acquired businesses into the Company's operations; (xiii) the ability to implement our ERP systems in a cost-effective and efficient manner, limiting disruption to our business, and allowing us to capture their planned benefits while maintaining an adequate internal control environment; (xiv) changes in supplier sales or vendor incentive policies; (xv) the effects of price increases or decreases; (xvi) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze, including the ultimate determination of the U.S. Government's share of any pension curtailment adjustment calculated in accordance with CAS 413; (xvii) future levels of indebtedness and capital expenditures; (xviii) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xix) the effects of currency exchange rates and foreign competition on future operations; (xx) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxi) the effects, if any, of the United Kingdom's exit from the European Union; (xxii) future repurchases and/or issuances of common stock; (xxiii) the incurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; and (xxiv) other risks and uncertainties set forth herein and in our 2016 Form 10-K.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.
###
Contact: Eric Remington
V.P., Investor Relations
(860) 243-6334
Eric.Remington@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts) (unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net sales	$433,062	$452,277	$1,808,376	$1,775,125
Cost of sales	297,656	324,832	1,259,284	1,257,891
Gross profit	135,406	127,445	549,092	517,234
Selling, general and administrative expenses	108,741	105,383	443,158	413,043
Net loss (gain) on sale of assets	1	87	11	(328)
Operating income	26,664	21,975	105,923	104,519
Interest expense, net	3,787	3,387	15,747	13,144
Other expense, net	229	3,266	472	3,386
Earnings before income taxes	22,648	15,322	89,704	87,989
Income tax expense	7,521	6,548	30,850	27,551
Net earnings	$15,127	$8,774	$58,854	$60,438

Earnings per share:
Basic earnings per share	$0.56	$0.32	$2.17	$2.22
Diluted earnings per share	$0.53	$0.32	$2.10	$2.17

Weighted average shares outstanding:
Basic	27,138	27,099	27,107	27,177
Diluted	28,460	27,725	28,072	27,868
Dividends declared per share	$0.18	$0.18	$0.72	$0.72

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (unaudited)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$41,205	$16,462
Accounts receivable, net	230,864	238,102
Inventories	393,814	385,747
Income tax refunds receivable	6,065	3,591
Other current assets	26,605	32,133
Total current assets	698,553	676,035
Property, plant and equipment, net of accumulated depreciation of $226,366 and $202,648, respectively	176,521	175,586
Goodwill	337,894	352,710
Other intangible assets, net	126,444	144,763
Deferred income taxes	59,373	66,815
Other assets	27,501	23,702
Total assets	$1,426,286	$1,439,611
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$119,548	$5,000
Accounts payable – trade	116,663	117,014
Accrued salaries and wages	43,165	40,284
Advances on contracts	13,356	11,274
Income taxes payable	1,165	326
Other current liabilities	59,989	62,791
Total current liabilities	353,886	236,689
Long-term debt, excluding current portion	296,598	434,227
Deferred income taxes	6,875	15,207
Underfunded pension	156,427	158,984
Other long-term liabilities	44,916	51,427
Commitments and contingencies
Temporary equity, convertible notes	1,797	—
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 28,162,497 and 27,735,757 shares issued, respectively	28,162	27,736
Additional paid-in capital	171,162	156,803
Retained earnings	560,200	520,865
Accumulated other comprehensive income (loss)	(156,393)	(140,138)
Less 1,054,364 and 698,183 shares of common stock, respectively, held in treasury, at cost	(37,344)	(22,189)
Total shareholders’ equity	565,787	543,077
Total liabilities and shareholders’ equity	$1,426,286	$1,439,611

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	For the Twelve Months Ended
	December 31, 2016	December 31, 2015
Cash flows from operating activities:
Net earnings	$58,854	$60,438
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	44,929	37,729
Accretion of convertible notes discount	2,144	2,035
Provision for doubtful accounts	2,635	1,694
Net gain (loss) on sale of assets	11	(328)
Net loss on derivative instruments	1,007	579
Stock compensation expense	5,686	6,388
Excess tax benefit from share-based compensation arrangements	—	(327)
Deferred income taxes	7,928	(1,281)
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	(778)	4,556
Inventories	(11,891)	(2,928)
Income tax refunds receivable	(2,474)	(3,463)
Other current assets	4,859	(2,823)
Accounts payable - trade	693	4,697
Accrued contract losses	745	2
Advances on contracts	2,082	8,868
Other current liabilities	1,049	(1,144)
Income taxes payable	351	(2,403)
Pension liabilities	(9,087)	(2,300)
Other long-term liabilities	(1,036)	(405)
Net cash provided by operating activities	107,707	109,584
Cash flows from investing activities:
Proceeds from sale of assets	201	719
Expenditures for property, plant & equipment	(29,777)	(29,932)
Acquisition of businesses including earn out adjustments, net of cash acquired	(6,631)	(201,252)
Other, net	(1,376)	(2,143)
Cash used in investing activities	(37,583)	(232,608)
Cash flows from financing activities:
Net borrowings (repayments) under revolving credit agreements	(15,147)	143,025
Borrowings under Term Loan Facility	—	100,000
Debt repayment	(5,000)	(83,750)
Bank overdraft	275	(3,462)
Proceeds from exercise of employee stock awards	9,533	4,856
Purchase of treasury shares	(13,792)	(12,836)
Dividends paid	(19,510)	(19,026)
Debt issuance costs	—	(1,348)
Other	(318)	(198)
Windfall tax benefit	—	327
Cash provided by (used in) financing activities	(43,959)	127,588
Net increase in cash and cash equivalents	26,165	4,564
Effect of exchange rate changes on cash and cash equivalents	(1,422)	(513)
Cash and cash equivalents at beginning of period	16,462	12,411
Cash and cash equivalents at end of period	$41,205	$16,462